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                              VIVENTIA BIOTECH INC.

                         AMENDED 2001 STOCK OPTION PLAN

       As approved by the shareholders of the corporation on May 7, 2004

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                                TABLE OF CONTENTS

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
                                                 ARTICLE 1.
                                                  GENERAL

1.1.  Purpose..........................................................................................  1
1.2.  Administration...................................................................................  1
1.3.  Interpretation...................................................................................  1
1.4.  Shares Reserved..................................................................................  3

                                                 ARTICLE 2.
                                              SHARE OPTION PLAN

2.1.  Grants...........................................................................................  4
2.2.  Exercise of Options..............................................................................  4
2.3.  Option Price.....................................................................................  5
2.4.  Grant to Participant's RRSP or Holding Company...................................................  5
2.5.  Termination, Retirement, Death, Departure or Ceasing to be an Eligible Person....................  5
2.6.  Option Agreements................................................................................  5
2.7.  Payment of Option Price..........................................................................  6
2.8.  Amendment of Option Terms........................................................................  6

                                                 ARTICLE 3.
                                                   GENERAL

3.1.  Right to Terminate Options on Sale of Corporation................................................  6
3.2.  Prohibition on Transfers of Options..............................................................  7
3.3.  Capital Adjustments..............................................................................  7
3.4.  Non-Exclusivity..................................................................................  7
3.5.  Amendment and Termination........................................................................  7
3.6.  Compliance with Legislation......................................................................  8
3.7.  Effective Date...................................................................................  8
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Schedule "A": Option Agreement

REGULATIONS

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                              VIVENTIA BIOTECH INC.

                                STOCK OPTION PLAN

                                   ARTICLE 1.
                                     GENERAL

1.1.  PURPOSE

      The purpose of this Plan is to advance the interests of the Corporation by
      (i) providing Eligible Persons with additional incentive; (ii) encouraging stock ownership by Eligible Persons; (iii) increasing the proprietary interest of Eligible Persons in the success of the Corporation; (iv) encouraging Eligible Persons to remain with the Corporation or its Affiliates; and (v) attracting new employees, officers, directors and Consultants to the Corporation or its Affiliates.

1.2.  ADMINISTRATION

      (a) This Plan will be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than 3 directors. If a committee is appointed for this purpose, all references to the term "Board" will be deemed to be references to the committee.

      (b) Subject to the limitations of this Plan, the Board has the authority: (i) to grant Options to purchase Shares to Eligible Persons; (ii) to determine the terms, including the limitations, restrictions and conditions, if any, upon such grants; (iii) to interpret this Plan and to adopt, amend and rescind such administrative guidelines and other rules and Regulations relating to this Plan as it may from time to time deem advisable, subject to required prior approval by any applicable regulatory authority; and
            (iv) to make all other determinations and to take all other actions in connection with the implementation and administration of this Plan as it may deem necessary or advisable. The Board's guidelines, rules, Regulations, interpretations and determinations will be conclusive and binding upon all parties.

1.3.  INTERPRETATION

      For the purposes of this Plan, the following terms will have the following meanings unless otherwise defined elsewhere in this Plan:

      A. "AFFILIATE" means any corporation that is an affiliate of the Corporation as defined under the Securities Act (Ontario);

      B. "ASSOCIATE" has the meaning attributed to that term in the Securities Act (Ontario);

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      C.    "BOARD" means the Board of Directors of the Corporation or a committee thereof appointed in accordance with the Plan;

      D. "CONSULTANT" means (i) an individual (including an individual whose services are contracted for through a corporation) or (ii) a corporation, in either case, designated by the Board with whom the Corporation has a contract for substantial services;

      E.    "CONTROL" means:

            (i) when applied to the relationship between a Person and a corporation, the beneficial ownership by the Person, at the relevant time, of shares of the corporation carrying either
                  (a) more than 50% of the voting rights ordinarily exercisable at meetings of shareholders of the corporation or (b) the percentage of voting rights ordinarily exercisable at meetings of shareholders of the corporation sufficient in fact to elect a majority of the directors of the corporation; and

            (ii) when applied to the relationship between a Person and a partnership or joint venture, the beneficial ownership by the Person, at the relevant time, of more than 50% of the ownership interests of the partnership or joint venture in circumstances where it can reasonably be expected that the Person directs the affairs of the partnership or joint venture;

      F.    "CORPORATION" means Viventia Biotech Inc.;

      G. "ELIGIBLE PERSON" means subject to the Regulations and to all applicable law, any employee, officer, director, or Consultant of
            (i) the Corporation or (ii) any Affiliate of the Corporation (and includes any such person who is on a leave of absence authorized by the Board or the Board of Directors of any Affiliate);

      H. "HOLDING COMPANY" means a holding company owned and controlled by an Eligible Person;

      I. "INSIDER" means (a) an "insider" as defined in the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of the Corporation, and (b) an Associate of any person who is an insider by virtue of (a);

      J. "OPTION" means a right granted to an Eligible Person to purchase Shares of the Corporation on the terms of this Plan and includes a Performance Based Option and a Time Based Option;

      K. "OUTSTANDING ISSUE" means the number of Shares outstanding at the time of the grant (on a non-diluted basis), or such lesser number as may be required by applicable regulatory authorities from time to time;

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      L.    "PARTICIPANT" means an Eligible Person to whom or to whose RRSP or to whose Holding Company an Option has been granted;

      M. "PERFORMANCE BASED OPTIONS" means Options that vest on the basis of the Corporation achieving certain measurable performance targets;

      N.    "PLAN" means the Corporation's Stock Option Plan;

      O. "REGULATIONS" means the regulations made pursuant to this Plan, as same may be amended from time to time;

      P.    "RRSP" means a registered retirement savings plan;

      Q.    "SHARES" means the common shares of the Corporation;

      R. "TERMINATION DATE" means the date on which a Participant ceases to be an Eligible Person;

      S. "TIME BASED OPTIONS" means Options that vest on the basis of the passage of time; and

      T. "TRANSFER" includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or other arrangement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing.

      Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine.

      This Plan is to be governed by and interpreted in accordance with the laws of the Province of Ontario.

1.4.  SHARES RESERVED

      The aggregate maximum number of Shares available for issuance from treasury under this Plan is 2,600,000.

      Any Shares subject to an Option which has been granted under the Plan and which have been cancelled or terminated in accordance with the terms of the Plan without having been exercised will again be available under this Plan.

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                                   ARTICLE 2.
                                SHARE OPTION PLAN

2.1.  GRANTS

      (a) Subject to this Plan, the Board will have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set out in this Plan, applicable to the exercise of an Option, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of Shares acquired upon exercise of an Option may be forfeited. An Eligible Person, an Eligible Person's RRSP and an Eligible Person's Holding Company may receive Options on more than one occasion under this Plan and may receive separate Options on any one occasion.

      (b) Subject to the Regulations, the aggregate number of securities available for issuance under the Plan:

            (i) to any one person together with any RRSP of which that person is an annuitant, or Holding Company of that person will be 5% of the Outstanding Issue;

            (ii) to an Insider together with any RRSP of which that Insider is an annuitant, or Holding Company of that Insider will not exceed 10% of the Outstanding Issue;

            (iii) to Insiders together with any RRSPs of which those Insiders are annuitants, or Holding Companies of those Insiders, within a one-year period will not exceed 10% of the Outstanding Issue; and

            (iv) to an Insider together with any RRSP of which that Insider is an annuitant, or Holding Company of that Insider, as well as that Insider's Associates, within a one-year period will not exceed 5% of the Outstanding Issue.

2.2.  EXERCISE OF OPTIONS

      (a) Options granted must be exercised no later than 10 years after the date of grant or such lesser period as the applicable grant or Regulations may require.

      (b) The Board may determine when any Option will become exercisable and may determine that the Option will be exercisable in instalments.

      (c) No fractional Shares may be issued and the Board may determine the manner in which fractional Share value will be treated.

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      (d)   Not less than 100 Shares may be purchased at any one time except where the remainder totals less than 100.

2.3.  OPTION PRICE

      The Board will establish the exercise price of an Option at the time each Option is granted on the basis of the closing market price of the Shares on the market with the highest closing price on the last trading date preceding the date of the grant. If there is no trading on that date, the exercise price will be the average of the bid and ask on the date preceding the date of the grant.

2.4.  GRANT TO PARTICIPANT'S RRSP OR HOLDING COMPANY

      Upon written notice from the Participant, any Option that might otherwise be granted to that Participant, will be granted, in whole or in part, to an RRSP or a Holding Company established by and for the sole benefit of the Participant.

2.5.  TERMINATION, RETIREMENT, DEATH, DEPARTURE OR CEASING TO BE AN ELIGIBLE
      PERSON

      (a) If a Participant ceases to be an Eligible Person for any reason whatsoever other than death, each Option held by the Participant, the Participant's RRSP or the Participant's Holding Company will cease to be exercisable 30 days after the Termination Date. If any portion of an Option has not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Participant, the Participant's RRSP or the Participant's Holding Company. Without limitation, and for greater certainty only, this subsection (a) will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest in the Participant or the Participant's RRSP or the Participant's Holding Company.

      (b) If a Participant dies, the legal representatives of the Participant may exercise the Options held by the Participant, the Participant's RRSP and the Participant's Holding Company within 180 days after the date of the Participant's death but only to the extent the Options were by their terms exercisable on the date of death.

2.6.  OPTION AGREEMENTS

      Each Option must be confirmed, and will be governed, by an agreement (an "Option Agreement") in the form of Schedule "A" (as the same may be amended from time to time by the Regulations) signed by the Corporation and the Participant or an RRSP of which the Participant is an annuitant or the Participant's Holding Company. The vesting schedule for Performance Based Options and Time Based Options will be set out in the Option Agreement.

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2.7.  PAYMENT OF OPTION PRICE

      The exercise price of each Share purchased under an Option must be paid in full by bank draft or certified cheque at the time of exercise, and upon receipt of payment in full, but subject to the terms of this Plan, the number of Shares in respect of which the Option is exercised will be duly issued as fully paid and non-assessable.

2.8.  AMENDMENT OF OPTION TERMS

      With the consent of any applicable regulatory authorities (as required) and the Participant affected thereby, the Board may amend or modify any outstanding Option in any manner to the extent that the Board would have had the authority to initially grant the award as so modified or amended, including without limitation, to change the date or dates as of which, or the price at which, an Option becomes exercisable.

                                   ARTICLE 3.
                                     GENERAL

3.1.  RIGHT TO TERMINATE OPTIONS ON SALE OF CORPORATION

      Notwithstanding any other provision of this Plan, if the Board at any time by resolution declares it advisable to do so in connection with any of the following events (each, a "Proposed Transaction"):

      (a) a proposed sale or conveyance of Shares or other securities of the Corporation pursuant to which the proposed purchaser of the Shares (other than a purchaser that is Dan Family Holdings Ltd. or any Person Controlled by Leslie Dan) would acquire Control of the Corporation;

      (b) any proposed sale or conveyance of all or substantially all of the property and assets of the Corporation;

      (c)   any proposed consolidation or amalgamation of the Corporation; or

      (d)   any similar proposed transaction;

the Corporation may give written notice to any or all Participants advising either that their respective Options, including Options held by their RRSPs or Holding Companies (whether or not currently exerciseable), are then exercisable or that all or some of their Options, including Options held by their RRSPs or Holding Companies (whether or not currently exercisable) may be exercised only within 30 days after the date of the notice and not thereafter and that all rights of the Participants, their RRSPs and Holding Companies under any Options not exercised will terminate at the expiration of this 30-day period, provided that the Proposed Transaction is completed within 180 days after the date of the notice. If the Proposed Transaction is not completed within the 180-day period, no right under any Option will be affected by the notice, except that the Option

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may not be exercised between the date of expiration of the 30-day period and the day after the expiration of the 180-day period.

3.2.  PROHIBITION ON TRANSFER OF OPTIONS

      Options are personal to each Eligible Person. No Eligible Person or RRSP or Holding Company of an eligible person may deal with any Options or any interest in any Option or Transfer any Options now or hereafter held by the Eligible Person or RRSP or Holding Company except in accordance with the Plan. If a Participant's Holding Company ceases to be owned and controlled by the Participant, such Participant will be deemed to have Transferred any Options held by such holding company. A purported Transfer of any Options in violation of the Plan will not be valid and the Corporation will not issue any Share upon the attempted exercise of improperly Transferred Options.

3.3.  CAPITAL ADJUSTMENTS

      If there is any change in the outstanding Shares by reason of a stock dividend or split, recapitalization, consolidation, combination or exchange of shares, or other fundamental corporate change, the Board will make, subject to any prior approval required of relevant stock exchanges or other applicable regulatory authorities, if any, an appropriate substitution or adjustment in (i) the exercise price of any unexercised Options; and (ii) the number or kind of shares or other securities reserved for issuance pursuant to this Plan; provided, however, that no substitution or adjustment will obligate the Corporation to issue or sell fractional shares. In the event of the reorganization of the Corporation or the amalgamation or consolidation of the Corporation with another corporation, the Board may make such provision for the protection of the rights of Eligible Persons, Participants, their RRSPs and their Holding Companies as the Board in its discretion deems appropriate. The determination of the Board, as to any adjustment or as to there being no need for adjustment, will be final and binding on all parties.

3.4.  NON-EXCLUSIVITY

      Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Eligible Person or Participant, subject to any required regulatory or shareholder approval.

3.5.  AMENDMENT AND TERMINATION

      (a) The Board may amend, suspend or terminate this Plan or any portion thereof at any time in accordance with applicable legislation, and subject to any required regulatory or shareholder approval. Subject to Section 3.1, no amendment, suspension or termination will alter or impair any Options, or any rights pursuant thereto, granted previously to any Participant, the Participant's RRSP or the Participant's Holding Company without the consent of that Participant.

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      (b)   If this Plan is terminated, the provisions of this Plan and any administrative guidelines, and other rules and Regulations adopted by the Board and in force at the time of this Plan, will continue in effect as long as any Options or any rights pursuant thereto remain outstanding. However, notwithstanding the termination of the Plan, the Board may make any amendments to the Plan or Options it would be entitled to make if the Plan were still in effect.

3.6.  COMPLIANCE WITH LEGISLATION

      The Board may postpone or adjust any exercise of any Option or the issue of any Shares pursuant to this Plan as the Board in its discretion may deem necessary in order to permit the Corporation to effect or maintain registration of this Plan or the Shares issuable pursuant thereto under the securities laws of any applicable jurisdiction, or to determine that the Shares and this Plan are exempt from such registration. The Corporation is not obligated by any provision of this Plan or any grant hereunder to sell or issue Shares in violation of any applicable law. In addition, if the Shares are listed on a stock exchange, the Corporation will have no obligation to issue any Shares pursuant to this Plan unless the Shares have been duly listed, upon official notice of issuance, on a stock exchange on which the Shares are listed for trading.

3.7.  EFFECTIVE DATE

      This Plan will become effective on the date shareholder and regulatory approval is obtained.